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                                                                    EXHIBIT 10.7


                              EMPLOYMENT AGREEMENT



        THIS EMPLOYMENT AGREEMENT ("Agreement"), by and between Medical Science Systems, Inc., a Texas Corporation (the "Corporation"), and Paul J. White ("Employee"), is effective this 1st day of January, 1996 ("Effective Date").
The Corporation and Employee are hereinafter sometimes referred to, individually and collectively, as a "Party" or the "Parties."

1       TERM.  The term of employment of Employee hereunder shall commence as of the date hereof and shall continue in full force and effect until the fifth anniversary of the date hereof (the "Initial Term"), and shall automatically continue thereafter for successive 12 month periods unless terminated at the end of such Initial Term or any subsequent 12 month term after the Initial Term by either party hereto on not less than six months prior written notice to the other party (the "Employment Term"). The term of this Agreement shall be coincident with the Employment Term.

2       DUTIES.  Employee shall serve as President and Chief Executive Officer of the Corporation or such other position as may be agreed between Employee and the Corporation, and shall perform such duties, services and responsibilities as are consistent with such position. Employee's duties, services and responsibilities will be performed under the overall supervision of, and consistent with the policies of, the Board of Directors of the Corporation
(the "Board of Directors"). Employee shall also be entitled to serve as a director of the Corporation.

During the Employment Term, Employee shall devote his full business time, attention and skill to the performance of such duties, services and responsibilities, and will use his reasonable efforts to promote the interests of the Corporation. Employee will not, without the prior written approval of the Board of Directors, engage in any other business activity which would interfere with the performance of his duties, services and responsibilities hereunder or which is in violation of policies established from time to time by the Corporation. Personal passive investments and personal business affairs not inconsistent with this Agreement shall not be prohibited.

3       COMPENSATION.  In consideration of the performance by Employee of
Employee's obligations during the Employment Term (including any services as an officer, director, employee, member of any committee

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of the Corporation or any of its subsidiaries, or otherwise), the Corporation will pay Employee a salary (the "Salary") at an annual rate of $250,000 per year during the Employment Term.

The Salary shall be payable in accordance with the normal payroll practices of the Corporation then in effect. The Salary, and all bonuses or other forms of compensation paid to Employee hereunder, shall be subject to all applicable taxes required to be withheld by the Corporation pursuant to federal, state or local law. Employee shall be solely responsible for income taxes imposed on Employee by reason of any cash or non-cash compensation and benefits provided hereunder.

In addition to the payment of the Salary, Employee shall be entitled to participate in any employee benefit plans then in effect for similarly situated employees to the extent Employee meets the eligibility requirements for any such plan, including group insurance, retirement, supplemental pension, bonus plan, stock option or awards plans; provided, however, that the Corporation shall provide health or medical insurance benefits to Employee and his spouse or any dependent of Employee as provided by any health and medical insurance plans sponsored for employees of the Corporation in general without any eligibility requirements or waiting periods as permitted under those plans and provided further that, at Employee's option, Employee shall be entitled to maintain his current insurance policy and the Corporation shall reimburse or pay directly Employee's insurance premiums. Employee may switch to the Corporation's plan at any time.

4       WORKING CONDITIONS.  Employee shall be provided with workspace, office equipment, plain paper fax machine, computer equipment, furniture, supplies, and such other facilities and services as determined by the Corporation as is reasonably necessary for the performance of his duties.

5       EXPENSES.  The Corporation shall reimburse Employee for all normal and reasonable business expenses upon presentation of an approved expense report and related receipts ("Expense Report"). Such reimbursable expenses will include Employee's business airfare, travel, lodging, car rentals, automobile, meals, long-distance telephone expenses, subscription dues, car telephone, home business telephone, home facsimile, mobile telephone, facsimile expenses (or similar technology as it becomes available) and reasonable client entertainment. Employee shall be reimbursed for such reasonable business expenses upon the verification and approval of such expenses. The Corporation shall either approve or disapprove such expense report no later than thirty
(30) days after the submission of such expense report by Employee, and such report

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shall be deemed approved unless expressly disapproved by Corporation within the thirty (30) day period. The Corporation agrees that the accumulation of frequent flyer mileage benefits shall be credited to Employee personally.

6       MISCELLANEOUS.  The Corporation agrees to purchase professional books, professional journals and publications in an amount that Employee and the Corporation reasonably agree, for use by Employee during the term of this Agreement. Such books, publications and journals shall be considered and shall remain the property of the Corporation. The Corporation shall also pay continuing education and certification fees of Employee.

7       LIFE INSURANCE.  During the Employment Term, the Corporation shall pay the premium on a policy of life insurance with a value of $1,000,000, naming the Employee's spouse as beneficiary. At the end of the term of the Agreement all rights under such policy (including any cash surrender value) shall belong to Employee; prior thereto, they shall belong to the Corporation.

8       AUTOMOBILE REIMBURSEMENT.  In recognition of Employee's need for an automobile for business purposes, the Corporation shall reimburse Employee Six Hundred Dollars ($600.00) per month for automobile expenses, including automobile payments, maintenance, gasoline and car telephone costs incident thereto.

9       VACATION.  Employee shall be entitled to four (4) weeks vacation annually, without loss of compensation, during Employee's full time employment under the terms of this Agreement. The times for these vacation periods shall be those most convenient to the Corporation's business, as may be orally agreed upon by the Corporation. In the event Employee's total accrued vacation is in excess of twelve (12) weeks vacation at the end of any calendar year (December 31st), accrual of vacation shall cease.

10      LEAVE OF ABSENCE.  Employee shall be entitled to take anunpaid leave of absence (no compensation or benefits under this Agreement) only if approved by the Corporation.

11      HOLIDAYS.  Employee shall be entitled to all holidays designated by the
Corporation, without loss of compensation.

12      TERMINATION OF AGREEMENT.

        12.1 TERMINATION WITHOUT CAUSE. Employee's employment with the Corporation shall be terminated and, except as provided below, this Agreement shall terminate as follows:

               12.1.1 Whenever the Corporation and Employee shall mutually agree, in writing, to termination; or

               12.1.2  Upon the death of Employee; or

               12.1.3 If (i) Employee is absent from work for 180 calendar days in any twelve month period by reason of illness or incapacity (whether physical or otherwise) or (ii) an independent

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medical examiner reasonably determines that Employee is unable to perform his duties, services and responsibilities hereunder by reason of illness or incapacity (whether physical or otherwise) for a total of 180 calendar days in any twelve-month period during the employment Term ("Disability"), the Corporation shall not be obligated to pay Employee any compensation (Salary or bonus) for any period in excess of such days; furthermore, any such payments shall be reduced by any amount Employee is entitled to receive as a result of such disability under any plan provided through the Corporation or under state or federal law. If the independent medical examiner certifies that Employee can work part-time after the expiration of the 180 day period, the Corporation shall reasonably accommodate Employee to allow him to work part-time. Compensation will be reduced proportionately. All of Employee's non-compete obligations shall survive any period of disability.

               12.1.4 The existence of a disabling mental or physical condition and the date upon which such condition preventing performance of such duties commenced shall be determined by an independent medical examiner. In the event either party requests to have an independent medical examiner determine whether Employee is disabled, then the Corporation and Employee agree to meet and confer in good faith with one another to mutually select an independent medical examiner. The Corporation or Employee, whichever elects to request an independent medical examiner, shall give written notice of that election to the other party. The parties, or their legal representatives, agree to meet, at the offices of the Corporation, within ten (10) days of the notice of election to select an independent medical examiner. In the event that after meeting and conferring in good faith, the Corporation and Employee are unable to agree on the selection of an independent medical examiner within five (5) days, one medical examiner shall be selected by the Corporation and one medical examiner shall be selected by Employee, which two (2) medical examiners shall select a third medical examiner, and the third medical examiner shall determine, within fifteen (15) days after his or her appointment, if Employee is disabled. In the event that Employee (or Employee's legal representative) refuses to meet promptly with the Corporation to confer in good faith, or Employee
(or Employee's legal representative) fails to select a medical examiner within said five (5) day period, the Corporation's selection of a medical examiner shall be binding.

In accordance with the foregoing, Employee (or Employee's legal representative) shall cooperate fully and comply with any requests made by the Corporation and/or the medical examiner in allowing said medical examiner to make a determination whether or not Employee is disabled and the estimated commencement date of


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Disability.

        12.2 TERMINATION FOR CAUSE. Notwithstanding anything herein set forth in this Agreement to the contrary, the Corporation may, at any time, terminate this Agreement for "cause." For purposes of this Agreement, "cause" shall include, but not be limited to, the occurrence of any of the following events:

               12.2.1 Employee has committed an act of theft or embezzlement from or fraud on the Corporation;

               12.2.2 Employee shall materially breach any of the terms, covenants and conditions of this Agreement, which shall include but not be limited to, any violation of the restrictions against competition contained in
Section 14;

               12.2.3 Employee shall have committed an act of sexual harassment or discrimination;

               12.2.4 Employee shall have been convicted of a felony and sentenced to more than fourteen (14) days in jail;

               12.2.5 Employee shall fail or refuse to abide by the lawful directions set by the Board of Directors.

        Notwithstanding the foregoing, in the event the Corporation decides to terminate Employee under this Paragraph 12.2.5, then the Corporation shall first give Employee written notice of the breach of this Agreement, specifying the details thereof and shall give Employee thirty (30) days to cure ("Cure Period") said conduct. If the conduct is not cured within said thirty (30) day period, the Corporation may terminate this Agreement at the expiration of the Cure Period. The Corporation may immediately terminate this Agreement for violation under Sections 12.2.1, 12.2.3 and 12.2.4.

        12.3 CONTINUING OBLIGATIONS. Employee shall be only entitled to a pro-rata share of basic compensation and benefits, up to the Termination Date, based on the ratio that the number of days that Employee has performed in accordance with the terms and provisions of this Agreement in the relevant term year that bears to three hundred sixty-five (365).

13      EMPLOYEE'S DUTIES UPON TERMINATION.  In the event of termination of working relationship with the Corporation, Employee agrees to deliver promptly to the Corporation all Corporation owned equipment, notebooks, documents, memoranda, reports, files, manuals, models, notes, logs, technical data, software, samples, books, correspondence, lists, or other written or graphic records,

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keys, credit cards and the like, relating to the Corporation's business, which are or have been in his possession or under his control.

14      COMPETITIVE ACTIVITIES.  During the Employment Period, Employee agrees that Employee will not, directly or indirectly, work for, provide consulting services on his own behalf for, own an interest in (excluding a passive investment in a public company where employee owns less than 5% of the stock of such company), operate, join, control, or participate in, or be connected as an officer, employee, agent, independent contractor, partner, shareholder, or principal of any corporation, partnership, proprietorship, firm, association, or person marketing products, goods, equipment, and/or services which directly or indirectly competes with the Corporation's services or products or the Corporation's business, without the prior written consent of Corporation.

15      NOTICES.  Unless otherwise specifically provided, all notices and demands required to be given hereunder shall be deemed to be duly given at the time of delivery if such notice or demand is personally delivered, or forty-eight (48) hours after mailing if such notice or demand is deposited with the United States Postal Service, postage prepaid, for mailing via registered or certified mail, return receipt requested, to the Secretary of the Corporation and to Employee at the addresses set forth below. Such addresses may only be changed by giving written notice of such change to all of the other Parties hereto.

To Corporation:              Chairman, Board of Directors
                             Medical Science Systems, Inc.
                             A Texas Corporation
                             4400 MacArthur Boulevard, Suite 980
                             Newport Beach, California 92660

To Employee:                 Paul J. White
                             3 Malea
                             Laguna Niguel, California 92677

        Any notice so given by mail or delivery service shall be deemed effectively given on the date actually received. Any Party may by like written notice to the other specify a different address for notice purposes.

16      ENTIRE AGREEMENT.  This Agreement and the Confidentiality Agreement
described in Paragraph 16 contain the entire understanding between and among the Parties hereto, and supersedes any prior written or oral agreement or negotiations between or

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among the Parties concerning the subject matter contained herein. There are no representations, agreements, arrangements, or understanding, oral or written, between or among the Partie hereto, relating to the subject matter contained in this Agreement, which are not fully expressed herein.

17      AMENDMENTS.  This Agreement shall not be modified or amended except by a writing signed by Employee and a duly empowered officer of the Corporation.

18      BINDING EFFECT.  Subject to the restrictions against transfer or assignment herein contained, the provisions of this Agreement shall inure to the benefit of and shall be binding upon the heirs and legatees, successors-in-interest, personal representatives, estates and assigns of each of the Parties hereto.

19      CAPTIONS.  Captions at the beginning of each numbered section of this
Agreement are solely for the convenience of the Parties and shall not be deemed part of the context of this Agreement.

20      DEFINITIONS.

        20.1 GENDER. As used herein, the masculine, feminine and neuter gender, and the singular or plural number, shall each be deemed to include the others whenever the context so indicates.

        20.2 LEGAL REPRESENTATIVE. As used herein, the term "legal representative" shall refer to the executor, administrator, attorney-in-fact, guardian or conservator of the estate of Employee, Employee's surviving spouse, if applicable, and any trustee or successor.

21      WAIVER.  No waiver of any breach or default of this Agreement by any
Party hereto shall be considered to be a waiver of any other breach or default of this Agreement.

22      FURTHER ACTS.  Each Party hereto agrees to perform any further acts and to execute and deliver any further documents which may be reasonably necessary to carry out the provisions of this Agreement.

23      ATTORNEYS' FEES.  Should any litigation or arbitration be commenced between the Parties hereto or their personal representatives concerning any provision of this Agreement or the rights and duties of any person in relation thereto, the Party substantially prevailing in such litigation or arbitration shall be entitled, in addition to such other relief that may be granted, to all costs, expenses, expert witness fees, etc. and reasonable


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attorneys' fees.

24      CHOICE OF LAW; VENUE.  This Agreement has bee construed under and governed in accordance with the laws of the State of California. Venue shall be in Orange County, California.

25      COUNTERPARTS.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but such counterparts, when taken together, shall constitute but one Agreement.


26      SEVERABILITY.  Should any one or more of the provisions of this
Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement shall be given effect separately from the provisions so determined and the other provisions shall not be affected by the illegality or unenforceability.

27      BINDING ARBITRATION.  Any controversy or claim arising out of or relating to this Agreement, or the breach thereof (whether arising out of contract, tort, statute or any legal or equitable theory, including, without limitation, the issue of arbitrability), shall be settled by binding arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules, except as expressly modified in this Agreement, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The arbitration shall be conducted in Orange County, California. The parties shall have the right to conduct discovery as if the dispute were being litigated in the California Superior Court. Without limiting the generality of the foregoing, the limitations on discovery contained in Section 1283, 1283.50, and 1283.1 of the California Code of Civil Procedure shall not apply. The only exception to the preceding provisions of this paragraph 27 is that either party shall have the absolute right, at any time prior to the entry of the award by the arbitrator, to seek any provisional remedy including but not limited to temporary injunctive relief (without waiver of any other rights or remedies under this Agreement) against the other party or any third party from any court of competent jurisdiction on such grounds as would exist for the granting of such provisional remedy in the absence of this Agreement.

28      INDEMNITY.  The Corporation shall hold harmless and indemnify Employee against any and all liabilities, costs, damages, expenses and attorney fees resulting from or attributable to any and all acts or omissions of Employee relating to or arising out of Employee's employment with the Corporation provided that Employee has acted in good faith and in a manner which Employee reasonably


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believed to be in, or not opposed to, the best interests of the
Corporation. Except as provided herein, Employee shall not be required to indemnify or reimburse the Corporation or any insurer for any such liabilities, costs, damages, expenses and attorneys' fees, relating to or arising out of actions of Employee undertaken in good faith and in a manner which Employee reasonably believed to be in, or not opposed to, the best interests of the Corporation.

29      SUCCESSORS AND ASSIGNS.  Except as otherwise provided in this Agreement, the provisions hereof shall be binding upon and shall inure to the benefit of the Parties hereto, their personal representatives, heirs, executives, administrators, successors and/or permitted assigns.

30      ASSIGNMENT.  Neither this Agreement nor the rights, duties or obligations arising hereunder shall be assignable by Employee.



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31      CONFIDENTIALITY AND INVENTION ASSIGNMENT AGREEMENT (the "CONFIDENTIALITY
AGREEMENT"). Employee will be required to sign and abide by the Corporation's Confidentiality Agreement attached hereto, which the Corporation requires all of its employees to sign.

        IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the day and year first above written.


DATED: January 1, 1996                      MEDICAL SCIENCE SYSTEMS, INC.,
                                            A TEXAS CORPORATION



                                            By:    _____________________________
                                                   Michael G. Newman
                                                   Secretary



                                            By:    _____________________________
                                                   Kenneth S. Kornman
                                                   Chief Scientific Officer




                                            EMPLOYEE



                                            By:    _____________________________
                                                   Paul J. White

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